CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271864 on Form S-6 of our report dated June 21, 2023, relating to the financial statement of FT 10807, comprising U.S. Equity Closed-End Portfolio, Series 46, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 21, 2023